                                  SCHEDULE 14C
                                 (RULE 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

   INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

Check the appropriate box:

|X|  Preliminary information statement

[ ]  Definitive information statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                               SSP SOLUTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         _______________________________________________________________________

     (2) Aggregate number of securities to which transaction applies:
         _______________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         _______________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:
         _______________________________________________________________________

     (5) Total fee paid:
         _______________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         _______________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:
         _______________________________________________________________________

     (3) Filing Party:
         _______________________________________________________________________

     (4) Date Filed:
         _______________________________________________________________________

                               SSP SOLUTIONS, INC.
                              17861 Cartwright Road
                                Irvine, CA 92614
                           __________________________

                              INFORMATION STATEMENT
                           __________________________

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

         Our board of directors is furnishing this information statement to the holders of record of the issued and outstanding shares of our common stock, $.01 par value, and the holders of record of the issued and outstanding shares of our Series A Convertible Preferred Stock, $.01 par value ("Series A Preferred"), as of the close of business on April 23, 2004 (the "record date"), in connection with our proposed amendment (the "Amendment") of certain terms of our Series A Preferred. Our board of directors unanimously approved the Amendment and recommended its adoption by our stockholders by a unanimous written consent of the board effective as of April 15, 2004.

         Section 242 of the Delaware General Corporation Law ("DGCL") requires us to obtain stockholder approval of the Amendment, and Article XI of the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock ("Certificate of Designation") requires us to obtain approval of at least 75% of the issued and outstanding Series A Preferred shares and at least a majority of the issued and outstanding shares of our common stock. Only holders of record of our common stock and Series A Preferred at the close of business on the record date are entitled to approve and adopt the Amendment. As of the record date, 42,331,290 shares of our common stock and 1,278 shares of our Series A Preferred were issued and outstanding. We have no other classes or series of capital stock. Each share of our common stock and each share of Series A Preferred issued and outstanding on the record date is entitled to one vote with regard to the approval and adoption of the Amendment. The common stock and the Series A Preferred vote as separate classes on the Amendment.

         Under the DGCL and the Certificate of Designation, our stockholders may adopt and approve the Amendment without a meeting, without prior notice and without a vote if a written consent adopting and approving the Amendment is signed by the holders of outstanding shares of each class having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted (here, a majority of the outstanding shares of common stock and at least 75% of the outstanding shares of Series A Preferred). The holders of a majority of the shares of our common stock and at least 75% of the shares of our Series A Preferred outstanding as of the record date, who include executive officers, affiliates of executive officers and major stockholders who have ongoing business and personal relationships with each other and communicate regularly (a total of five common stockholders and their affiliates and four Series A Preferred holders, one of whom is also a common stockholder, and their affiliates), approved the Amendment by written consent dated effective as of April 23, 2004. Accordingly, your consent is not required and is not being solicited in connection with the Amendment. See "Information About Approvals of the Amendment - Approval of the Amendment By Our Board and Stockholders" at page 6 for further details.

         We will pay the expenses of furnishing this information statement, including the cost of preparing, assembling and mailing this information statement. We anticipate that this information statement will be sent or given on or about May __, 2004 to the holders of our common stock and Series A Preferred as of the record date, and that the Amendment will be filed with the Secretary of State of Delaware and become effective no earlier than the twentieth day after this information statement is sent or given to those holders of our common stock and Series A Preferred.

                         INFORMATION ABOUT THE AMENDMENT

BACKGROUND

         On November 18, 2003, we created the Series A Preferred by filing the Certificate of Designation with the Delaware Secretary of State, at which time it became part of our Certificate of Incorporation. On November 19, 2003, we issued 2,150 Series A Preferred shares. By the terms of the Certificate of Designation, each share of Series A Preferred is convertible, at the option of the holder, into 10,000 shares of our common stock. Between November 19, 2003 and the record date, April 23, 2004, 872 shares of Series A Preferred were voluntarily converted into 8,720,000 shares of our common stock, leaving 1,278 shares of Series A Preferred outstanding on the record date.

         On March 22, 2004, we signed a definitive Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with SAFLINK Corporation ("SAFLINK") whereby we propose to merge with a wholly-owned subsidiary of SAFLINK and survive as SAFLINK's wholly-owned subsidiary (the "Merger"). As a condition to the closing of the Merger, we must no longer have outstanding any preferred stock at the effective time of the Merger. Approval of the Merger and the issuance of shares of SAFLINK common stock to our stockholders in the Merger is expected to be the subject of a separate joint proxy statement/prospectus to be disseminated shortly to our stockholders and those of SAFLINK.

EFFECT OF THE AMENDMENT

         The Amendment will add a new Article IV.F to the Certificate of Designation that will make each share of Series A Preferred automatically convertible, without any action on the part of the holder, into 10,000 shares of our common stock immediately prior to the effective time of the Merger. As a result, at the effective time of the Merger, we will have no shares of Series A Preferred outstanding and will be in a position to satisfy that condition to the closing of the Merger.

         New Article IV.F will also provide that certain restrictions on convertibility of Series A Preferred provided for in the Certificate of Designation will not apply to automatic conversions under Article IV.F, such that all shares of Series A Preferred will be automatically converted immediately prior to the effective time of the Merger.

         The only differences in the terms of the Series A Preferred before and after the Amendment will be:

         o The Series A Preferred is not presently automatically convertible into common stock immediately prior to the effective time of the Merger. Upon the filing of the Certificate of Amendment (as defined below) with the Secretary of State of Delaware, it will be so convertible; and

         o The Series A Preferred is not presently convertible into common stock to the extent that conversion would cause the holder, together with its affiliates, to beneficially own more than 4.99% of our outstanding common stock. This restriction will be removed, in as far as it pertains to automatic conversions immediately prior to the effective time of the Merger, upon filing of the Certificate of Amendment with the Secretary of State of Delaware, such that the Series A Preferred will be automatically converted into shares of common stock regardless of the percentage of common stock ownership of the holders thereof and their affiliates after conversion.

         There are no arrearages of dividends with respect to our Series A Preferred. A copy of the Certificate of Amendment to Certificate of Incorporation of SSP Solutions, Inc. ("Certificate of Amendment") is attached hereto as Exhibit A.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of the record date, April 23, 2004, a total of 42,331,290 shares of our common stock and 1,278 shares of our Series A Preferred were outstanding. The following table sets forth information as of the record date regarding the beneficial ownership of our common stock (including, among other things, shares of common stock issuable on conversion of Series A Preferred) by:

         o        each of our directors;

         o        each of our executive officers;

         o        all of our directors and executive officers as a group; and

         o each person known by us to beneficially own 5% or more of the outstanding shares of our common stock as of the date of the table.

         Except as indicated below, the address for each named beneficial owner is the same as ours. Percentages shown as an asterisk represent less than 1.00%.

         Except as described in the footnotes to the table, beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission ("Commission") under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and generally includes voting or investment power with respect to securities. Except as indicated below, we believe each holder possesses sole voting and investment power with respect to all of the shares of common stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock subject to options or warrants or underlying convertible securities held by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group. The inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership.

                                                        BENEFICIAL OWNERSHIP OF COMMON STOCK
                                                        ------------------------------------
NAME AND ADDRESS                                     AMOUNT AND NATURE             PERCENTAGE OF
OF BENEFICIAL OWNER                               OF BENEFICIAL OWNERSHIP        OUTSTANDING SHARES
-------------------                               -----------------------        ------------------
SAFLINK Corporation                                    16,783,046 (1)                     39.65%

Kris Shah                                               5,868,490 (2)                     13.83%

Marvin J. Winkler                                       5,721,602 (3)                     13.48%

Thomas E. Schiff                                          458,568 (4)                      1.07%

Gregg Amber                                                95,670 (5)                          *

Ron R. Goldie                                              37,500 (6)                          *

David A. Janes                                             31,250 (7)                          *

Richard P. Kiphart                                      7,529,415 (8)                     16.75%

Wave Systems Corp.                                      2,875,283 (9)                      6.79%

All executive officers and directors
    as a group (6 persons)                            12,181,830 (10)                     28.33%

(1) This number of outstanding shares of common stock is subject to voting agreements dated March 22, 2004 by and among SAFLINK Corporation, Spartan Acquisition Corporation and the following stockholders of SSP Solutions, Inc. ("Named Holders"): Richard P. Kiphart, JAW Financial, L.P., The Winkler Childrens Trust 1998, The Schiff Family 1998 Living Trust, Leena Shah Trust, Kris & Geraldine Shah Family Trust, and Chandra L. Shah Trust. The voting agreements provide that SAFLINK Corporation shall have the power to vote or direct the vote of the shares covered by the voting agreements with respect to matters specified in the voting agreements. Pursuant to the voting agreements, SAFLINK Corporation's board of directors holds irrevocable proxies as to these shares and any other shares of common stock that may be acquired by the Named Holders prior to the termination of the voting agreements. As of the date of the table, the Named Holders beneficially owned 9,107,383 shares of common stock underlying derivative securities. If those 9,107,383 shares of common stock were added to the outstanding shares of common stock shown in the table, SAFLINK Corporation would be deemed to have beneficially owned an aggregate of 25,890,429 shares of common stock as of the date of the table, which represented 39.65% of the outstanding shares of our common stock when calculated in accordance with Rule 13d-3. SAFLINK Corporation expressly disclaims beneficial ownership of any of the shares of our common stock subject to the voting agreements.
(2) Includes 435,301 shares held by the Chandra L. Shah Trust, of which Mr. Shah is the trustee; 435,301 shares held by the Leena Shah Trust, of which Mr. Shah is the trustee; 4,898,940 shares held by the Kris and Geraldine Shah Family Trust, of which Mr. Shah and his wife are the trustees and beneficiaries; and 98,948 shares underlying common stock purchase options. Voting and dispositive power is held by Kris and Geraldine Shah as trustees. Mr. Shah is our co-chairman, president, chief operating officer and secretary.
(3) Includes 98,948 shares underlying common stock purchase options. JAW Financial, L.P. shares voting and dispositive power over these shares with JAW Lending, Inc., the general partner of JAW Financial, L.P., and Marvin J. Winkler, an executive officer and 50% shareholder of JAW Lending, Inc. Mr. Winkler is our co-chairman and chief executive officer.
(4)       Includes 343,655 shares underlying common stock purchase options.
(5)       Includes 90,375 shares underlying common stock purchase options.
(6)       Includes 37,500 shares underlying common stock purchase options.
(7)       Includes 31,250 shares underlying common stock purchase options.
(8) Includes 4,919,594 outstanding shares of common stock, 1,289,704 shares of common stock underlying the principal balance of, and estimated interest on, a retained note, and 1,320,117 shares of common stock underlying warrants. If certain beneficial ownership limitations had not been in effect, Mr. Kiphart would have beneficially owned a total of 13,485,426 shares of common stock, or 26.50% of our outstanding common stock, including 8,565,832 shares of common stock underlying derivative securities, when calculated in accordance with Rule 13d-3. Mr. Kiphart's mailing address is c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, IL 60606.
(9) Power to vote or dispose of the shares is held by Gerard T. Feeney as chief financial officer and Steven Sprague as chief executive officer. The address for Wave Systems Corp. is 480 Pleasant Street, Lee, MA 01238.
(10) Includes 11,512,404 outstanding shares of common stock and 669,426 shares of common stock underlying options.

TIMING AND CONDITIONS TO THE AMENDMENT

         The Amendment has already been adopted and approved by our board of directors, by the holders of a majority of our common stock, and by the holders of at least 75% of our Series A Preferred. Unless sooner abandoned by our board of directors, the Certificate of Amendment will be filed with the Secretary of State of Delaware, and therefore effective, no earlier than 20 days after the mailing of this information statement.

INTERESTS OF DIRECTORS AND OFFICERS IN THE AMENDMENT

         Our directors and executive officers have no interest in the Amendment other than in their capacity as such and as stockholders of our company.

                      INFORMATION ABOUT THE KEY REASONS FOR
                    AND ANTICIPATED IMPACTS OF THE AMENDMENT

REASON FOR THE AMENDMENT

         The Amendment is necessary in order to ensure that we can satisfy the closing condition to the Merger of having no shares of preferred stock outstanding. Without it, there is a chance that not all holders of Series A Preferred will voluntarily convert their shares prior to the effective time of the Merger.

RISKS ASSOCIATED WITH THE AMENDMENT

         If the Certificate of Amendment is filed and becomes effective and the Merger is consummated, then the outstanding shares of Series A Preferred will automatically convert into shares of our common stock immediately prior to the effective time of the Merger. Based on the numbers of shares of common stock and Series A Preferred outstanding on the record date, this automatic conversion would result in the issuance of up to an aggregate of 12,780,000 shares of common stock upon conversion of shares of Series A Preferred, which would increase our outstanding shares of common stock from 42,331,290 shares outstanding as of the record date to 55,111,290 shares outstanding as of the date of the automatic conversion, resulting in dilution to our common stockholders. However, the automatic conversion will not impact the number of shares of SAFLINK common stock to be received by our common stockholders in exchange for their shares of our common stock upon consummation of the Merger.

IMPACTS IF THE AMENDMENT IS NOT CONSUMMATED

         As indicated below under the heading "Information About Approvals of the Amendment - Approval of the Amendment By Our Board and Stockholders," if our board of directors determines that the Amendment no longer appears to be in the best interests of our company, then the Amendment will be abandoned and the Certificate of Amendment will not be filed with the Secretary of State of Delaware and will not become effective. If the Amendment does not become effective, then the Series A Preferred will not become automatically convertible into shares of common stock immediately prior to the effective time of the Merger. In that case, unless all of the Series A Preferred is voluntarily converted into common stock prior to the effective time of the Merger, we will not be able to satisfy a material closing condition, and SAFLINK will be able to terminate the Merger Agreement and the Merger will not occur. Furthermore, because we will have failed to satisfy a material closing condition, SAFLINK will be entitled to seek reimbursement from us of all of its Merger related expenses, which will be considerable.

                  INFORMATION ABOUT APPROVALS OF THE AMENDMENT

APPROVAL OF THE AMENDMENT BY OUR BOARD AND STOCKHOLDERS

         As described elsewhere in this information statement, our board of directors and stockholders have adopted and approved the Amendment. A list of stockholders who consented to adoption and approval of the Amendment and their respective number of shares of common stock and Series A Preferred voted by them as of the record date are as follows:

         Name of Shareholder                 Common Shares    Series A Preferred
         -------------------                 -------------    ------------------
         Kris Shah                              5,769,542             --
         Marvin J. Winkler                      5,987,997             --
         Richard P. Kiphart                     4,219,594         461.38
         Wave Systems Corp.                     2,875,283             --
         Harris Toibb                           1,648,000             --
         SDS Capital Group LTD.                        --         239.17
         Bay Star Capital II, LP                       --         121.31
         RHP Master Fund LTD.                          --         113.00
         Crestview Capital Fund, L.P.                  --          87.15
         Crestview Capital Fund II, L.P.               --          89.28

         As of the record date, there were 42,331,290 shares of our common stock and 1,278 shares of our Series A Preferred outstanding. A majority of the outstanding shares of common stock and at least 75% of the outstanding shares of

Series A Preferred were required to vote in favor of the Amendment in order for it to pass. The requisite percentages were obtained by written consent of the stockholders listed above effective as of the record date.

         The DGCL provides that a vote of stockholders is not necessary for us to abandon the Amendment. If our board of directors determines that the Amendment no longer appears to be in the best interests of our company, then the Amendment will be abandoned and the Certificate of Amendment will not be filed with the Secretary of State of Delaware.

REGULATORY APPROVALS

         To the best of our knowledge, there are no state or United States federal regulatory requirements with which the Amendment must comply, nor are there any such governmental consents or approvals that must be obtained in connection with the Amendment.

                                OTHER INFORMATION

FORWARD-LOOKING STATEMENTS

         This information statement contains forward-looking statements with respect to our plans and objectives, the preparation for and consummation of the proposed Merger and other matters. Those statements include statements regarding our intent, belief, or current expectations, as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements.

AVAILABLE INFORMATION

         We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the Commission. These materials can be inspected and copied at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Our common stock trades on The Nasdaq National Market under the symbol "SSPX."

ANNUAL AND QUARTERLY REPORTS

         A copy of the initial filing of, and amendment no. 1 to, our annual report on Form 10-KSB for the year ended December 31, 2003 (together, "our Form 10-KSB"), as filed with the Commission (exclusive of exhibits), and a copy of our quarterly report on Form 10-QSB for the quarter ended March 31, 2004 ("our Form 10-QSB"), as filed with the Commission (exclusive of exhibits), accompany this information statement, and the information contained in the following portions of our Form 10-KSB and the updates to that information that are contained in our Form 10-QSB are incorporated by reference into this information statement:

         o the consolidated financial statements included in the initial filing of our Form 10-KSB at pages F-1 through F-41 and the unaudited condensed consolidated financial statements included in Item 1 of our Form 10-QSB;

         o        Item 6 of the initial filing of our Form 10-KSB and Item 2 of
                  Part I of our Form 10-QSB under the heading "Management's Discussion and Analysis or Plan of Operation;" and

         o Item 8 of the initial filing of our Form 10-KSB under the heading "Changes in and Disagreements With Accountants on Accounting and Financial Disclosure."

         Additional copies of our Form 10-KSB and our Form 10-QSB (without exhibits) will be furnished by first class mail, without charge to any person from whom the accompanying proxy is solicited upon written or oral request to

SSP Solutions, Inc., Attention: Investor Relations, 17861 Cartwright Road, Irvine, California 92614, telephone (949) 851-1085. If exhibit copies are requested, a copying charge of $.20 per page will be made. In addition, all of our public filings, including our Form 10-KSB and Form 10-QSB, can be found on the Commission's Internet site at http://www.sec.gov.

                                    EXHIBIT A
                                    ---------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               SSP SOLUTIONS, INC.


         SSP SOLUTIONS, INC. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         1. The name of the Corporation is SSP SOLUTIONS, INC.

         2. The Certificate of Incorporation of the Corporation is hereby amended by adding an Article IV.F to the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock, to read in its entirety as follows:

         F. AUTOMATIC CONVERSION. Immediately prior to the effective time of the merger of a wholly-owned subsidiary of SAFLINK Corporation, a Delaware corporation, with and into the Corporation pursuant to which the Corporation survives as a wholly-owned subsidiary of SAFLINK Corporation and pursuant to which holders of Common Stock of the Corporation receive 0.6 shares of SAFLINK Corporation common stock for each share of Common Stock of the Corporation owned by them, each share of Series A Preferred Stock outstanding at that time shall automatically, and without any action on the part of the holder or holders thereof and without regard to the restrictions on conversion set forth in Article XII.B, which shall not apply to any automatic conversion under this Article IV.F, convert into ten thousand (10,000) shares of the Corporation's Common Stock. In the event of an automatic conversion as described above, any accrued and unpaid dividends shall be due and payable on the date of such automatic conversion in accordance with Article III.

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

         Executed on this __ day of ____, 2004.



                                      ------------------------------------------
                                      Marvin J. Winkler, Chief Executive Officer


                                      A-1